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                                                     EXHIBIT 12.1

                                               STATE STREET CORPORATION
                                           Ratio of Earnings to Fixed Charges
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                                                                        Year Ended December 31,
(Dollars in millions)                            1999            1998          1997          1996        1995          1994
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
(A) Excluding interest on deposits:
Earnings:
  Income before income taxes                    $  974          $  662        $  568        $  453       $  370       $  343
  Fixed charges                                    954             856           613           477          495          267
                                                ------          ------        ------        ------       ------       ------
      Earnings as adjusted                      $1,928          $1,518        $1,181        $  930       $  865       $  610
                                                ======          ======        ======        ======       ======       ======
Income before income taxes
  Pretax income from continung                  $  968          $  657        $  564        $  447       $  366       $  340
    operations as reported
  Share of pretax income (loss) of 50% owned
    subsidiaries not included in above               6               5             4             6            4            3
                                                ------          ------        ------        ------       ------       ------
      Net income as adjusted                    $  974          $  662        $  568        $  453       $  370       $  343
                                                ======          ======        ======        ======       ======       ======
Fixed charges:
  Interest on other borrowings                  $  874          $  770        $  548        $  452       $  482       $  254
  Interest on long-term debt including
    amortization of debt issue costs                70              66            55            15            9            9
  Portion of rents representative of the
    interest factor in long term lease              10              20            10            10            4            4
                                                ------          ------        ------        ------       ------       ------
      Fixed charges                             $  954          $  856        $  613        $  477       $  495       $  267
                                                ======          ======        ======        ======       ======       ======

Ratio of earnings to fixed charges                2.02 x          1.77 x        1.93 x        1.95 x       1.75 x       2.29 x
(B) Including interest on deposits:

Adusted earnings from (A) above                 $1,928          $1,518        $1,181        $  930       $  865       $  610
Add interest on deposits                           712             656           512           425          416          281
                                                ------          ------        ------        ------       ------       ------
Earnings as adjusted                            $2,640          $2,174        $1,693        $1,355       $1,281       $  891
                                                ======          ======        ======        ======       ======       ======
Fixed Charges:
  Fixed charges from (A) above                  $  954          $  856        $  613        $  477       $  495       $  267
  Interest on deposits                             712             656           512           425          416          281
                                                ------          ------        ------        ------       ------       ------
Adjusted fixed charges                          $1,666          $1,512        $1,125        $  902       $  911       $  548
                                                ======          ======        ======        ======       ======       ======
Adjusted earnings to adjusted fixed
      charges                                    1.58 x          1.44 x        1.50 x        1.50 x       1.41 x        1.63 x
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